Exhibit 16






May 4, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street Northwest
Washington, D.C.  20548

Ladies and Gentlemen:

We have read and agree with the comments in Item 4(a) of Form 8-K of Eagle Pacific Industries, Inc. dated April 30, 1999.

Yours truly,



By /s/ Deloitte & Touche, LLP
Deloitte & Touche, LLP